Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Watford Holdings Ltd. of our report dated March 5, 2019 which appears in the Company's prospectus filed on March 28, 2019 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1 (File No. 333-230080), originally filed with the Commission on March 5, 2019.

/s/ PricewaterhouseCoopers Ltd.
Hamilton, Bermuda
May 9, 2019